Exhibit 99.1

HERTZ GLOBAL HOLDINGS REPORTS
FOURTH QUARTER 2016 AND FULL-YEAR FINANCIAL RESULTS

Fourth-quarter net loss from continuing operations was $438 million, or $5.28 per diluted share, including $254 million of impairment charges, compared with net loss from continuing operations of $37 million, or $0.43 per diluted share in the prior-year period

Adjusted net loss for the fourth quarter was $59 million, or $0.71 per diluted share, compared with adjusted net loss of $25 million, or $0.29 per diluted share, in the prior-year period

Fourth-quarter adjusted corporate EBITDA was $12 million, compared with $94 million in the prior-year period

Full year adjusted corporate EBITDA was $553 million, compared with $858 million in the prior-year period

ESTERO, Fla, February 27, 2017 - Hertz Global Holdings, Inc. (NYSE: HTZ) ("Hertz Global" or the "Company") today reported a fourth quarter 2016 net loss from continuing operations of $438 million, or $5.28 per diluted share, including $254 million of impairment charges, compared with net loss from continuing operations of $37 million, or $0.43 per diluted share, during the fourth quarter of 2015. On an adjusted basis, the Company reported a net loss for the fourth quarter 2016 of $59 million, or $0.71 per diluted share, compared with adjusted net loss of $25 million, or $0.29 per diluted share, for the same period last year.

Total revenues for the fourth quarter 2016 were $2.0 billion, a 1% decline versus the fourth quarter 2015. Loss from continuing operations before income taxes for fourth quarter 2016 was $466 million, including $309 million of impairment charges, versus $52 million in the same period last year. Adjusted corporate earnings before interest, taxes, depreciation and amortization (EBITDA) for the fourth quarter 2016 was $12 million, compared to $94 million in the fourth quarter of 2015, a decline of 87%.

For the full-year 2016, Hertz Global reported net loss from continuing operations of $474 million, or $5.65 per diluted share, including full-year impairment charges of $285 million, versus net income from continuing operations of $115 million, or $1.26 per diluted share, for 2015. Total revenues for 2016 were $8.8 billion, a decrease of 2% from $9.0 billion for 2015. On an adjusted basis, the Company reported net income for the full year of $41 million, or $0.49 per diluted share, compared with adjusted net income of $205 million, or $2.25 per diluted share, for the same period last year. Adjusted corporate EBITDA for 2016 was $553 million, versus $858 million for 2015.

“The company’s 2016 performance resulted from issues around fleet and service, which we are addressing,” said Kathryn V. Marinello, president and chief executive officer. “In the U.S., we are upgrading the quality and mix of the fleet and rolling out our more flexible Hertz Ultimate Choice offering, both of which enable customers to get the cars they want, when they want them.
“In terms of service, we have great employees with the right attitude. We are taking action to ensure that they have the tools and training to consistently deliver best-in-class service that shows our customers we care. 2017 investments in fleet, service, marketing and technology will be the catalyst to ultimately generating steady top-line growth.”

U.S. RENTAL CAR ("U.S. RAC") SUMMARY

U.S. RAC(1)	Three Months Ended December 31,		Percent Inc/(Dec)
($ in millions, except where noted)	2016	2015
Total Revenues	$1,417	$1,413	—%
Depreciation of revenue earning vehicles and lease charges, net	$456	$371	23%
Income (loss) from continuing operations before income taxes	$(151)	$14	NM

Adjusted pre-tax income (loss)	$(14)	$42	NM
Adjusted pre-tax income (loss) margin	(1)%	3%	NM

Adjusted Corporate EBITDA	$8	$72	(89)%
Adjusted Corporate EBITDA margin	1%	5%	(450)	bps

Average vehicles	473,200	460,400	3%
Transaction days (in thousands)	34,056	33,630	1%
Total RPD (in whole dollars)	$41.02	$41.54	(1)%
Total RPU (in whole dollars)	$984	$1,011	(3)%
Net depreciation per unit per month (in whole dollars)	$321	$269	19%
NM - Not Meaningful

Total U.S. RAC revenues were $1.4 billion in the fourth quarter 2016, flat versus the same period last year. Transaction days increased by 1% while pricing, as measured by Total RPD, decreased by 1% year-over-year, which was a 2 percentage point sequential year-over-year improvement from the third quarter 2016.

Fourth quarter U.S. RAC vehicle carrying costs increased $85 million, or 23%. The year-over-year increase was primarily driven by a decline expected in residual values for current and future sales. As a result, net vehicle depreciation per unit per month increased 19% versus the same period last year to $321 per unit per month.

Fourth quarter 2016 adjusted corporate EBITDA for U.S. RAC was $8 million, or a margin of 1%, which is a $64 million decline versus the same period last year.

INTERNATIONAL RENTAL CAR ("INTERNATIONAL RAC") SUMMARY

International RAC(1)	Three Months Ended December 31,		Percent Inc/(Dec)
($ in millions, except where noted)	2016	2015
Total Revenues	$441	$469	(6)%
Depreciation of revenue earning vehicles and lease charges, net	$89	$89	—%
Income (loss) from continuing operations before income taxes	$(181)	$12	NM

Adjusted pre-tax income (loss)	$15	$11	36%
Adjusted pre-tax income (loss) margin	3%	2%	110	bps

Adjusted Corporate EBITDA	$23	$23	—%
Adjusted Corporate EBITDA margin	5%	5%	30	bps

Average vehicles	163,100	159,100	3%
Transaction days (in thousands)	10,880	10,748	1%
Total RPD (in whole dollars)	$40.99	$43.26	(5)%
Total RPU (in whole dollars)	$912	$974	(6)%
Net depreciation per unit per month (in whole dollars)	$186	$184	1%

NM - Not Meaningful

The Company’s International RAC segment revenues were $441 million in the fourth quarter 2016, a decrease of 6% from the fourth quarter 2015. Excluding an $8 million impact of foreign currency exchange rates, revenues decreased 4% driven by a 5% decrease in Total RPD, partially offset by a 1% increase in transaction days. The decline in the International RAC Total RPD reflects, in part, a changing business mix driven by the continued expansion of our value brands.

Net depreciation per unit per month increased 1% from the prior year, primarily due to a decline in residual values, partially offset by improved fleet management processes, including strategic procurement and greater use of alternative disposition channels.

Fourth quarter 2016 adjusted corporate EBITDA for International RAC was $23 million, or a margin of 5%, which is flat versus fourth quarter last year.

ALL OTHER OPERATIONS

All Other Operations(1)	Three Months Ended December 31,		Percent Inc/(Dec)
($ in millions)	2016	2015
Total Revenues	$151	$145	4%

Adjusted pre-tax income (loss)	$19	$18	6%
Adjusted pre-tax income (loss) margin	13%	12%	20	bps

Adjusted Corporate EBITDA	$18	$18	—%
Adjusted Corporate EBITDA margin	12%	12%	(50)	bps

Average vehicles - Donlen	197,000	161,600	22%

All Other Operations, which is primarily comprised of the Company's Donlen leasing operations, reported a 4% increase in total revenues for the fourth quarter 2016. Adjusted corporate EBITDA for the All Other Operations segment was $18 million in fourth quarter 2016, which was flat year-over-year.

(1) Adjusted pre-tax income (loss), adjusted pre-tax margin, adjusted corporate EBITDA, adjusted corporate EBITDA margin, adjusted net income (loss), adjusted net income (loss) margin and adjusted diluted earnings per share are non-GAAP measures. Average vehicles, transaction days, Total RPD, Total RPU and net depreciation per unit per month are key metrics. See the accompanying Supplemental Schedules and Definitions for the reconciliations and definitions for each of these non-GAAP measures and key metrics and the reason the Company's management believes that this information is useful to investors.

RESULTS OF THE HERTZ CORPORATION

The GAAP and Non-GAAP profitability metrics for Hertz Global's operating subsidiary, The Hertz Corporation, are materially the same as those for Hertz Global.

EARNINGS WEBCAST INFORMATION

Hertz Global's fourth-quarter 2016 earnings webcast will be held on February 28, 2017, at 8:30 a.m. U.S. Eastern. The earnings release and related supplemental schedules containing the reconciliations of non-GAAP measures will be available on our website, IR.Hertz.com.

ANNUAL MEETING OF STOCKHOLDERS

The Company’s Board of Directors has set the date of the annual meeting of stockholders for May 31, 2017.  Holders of record at the close of business on April 3, 2017, will be entitled to vote at the meeting.  The Annual Meeting will be a completely virtual meeting, which will be conducted via live audio webcast.  Shareholders will be able to attend the Annual Meeting online, vote their shares electronically and submit questions during the Annual Meeting via a live audio webcast by visiting www.virtualshareholdermeeting.com/hertz. This information will also be announced in the Company's proxy materials, which it expects to file with the U.S. Securities and Exchange Commission in early April 2017.

SELECTED FINANCIAL AND OPERATING DATA, SUPPLEMENTAL SCHEDULES AND DEFINITIONS

Following are tables that present selected financial and operating data of Hertz Global. Also included are Supplemental Schedules which are provided to present segment results and reconciliations of non-GAAP measures to their most comparable GAAP measure. Following the Supplemental Schedules, the Company provides definitions for terminology used throughout this press release.

ABOUT HERTZ GLOBAL

The Hertz Corporation, a subsidiary of Hertz Global Holdings, Inc., operates the Hertz, Dollar and Thrifty vehicle rental brands in approximately 9,700 corporate and franchisee locations throughout North America, Europe, The Caribbean, Latin America, Africa, the Middle East, Asia, Australia, and New Zealand. The Hertz Corporation is one of the largest worldwide airport general use vehicle rental companies, and the Hertz brand is one of the most recognized in the world. Product and service initiatives such as Hertz Gold Plus Rewards, Carfirmations, Mobile Wi-Fi and unique vehicles offered through the Adrenaline, Dream, Green and Prestige Collections set Hertz apart from the competition. Additionally, The Hertz Corporation owns the vehicle leasing and fleet management leader Donlen Corporation, operates the Firefly and Hertz 24/7 car sharing rental business in international markets and sells vehicles through Hertz Car Sales. For more information about The Hertz Corporation, visit: www.hertz.com.

CAUTIONARY NOTE CONCERNING FORWARD LOOKING STATEMENTS

Certain statements contained in this release, and in related comments by the Company’s management, include “forward-looking statements.” Forward-looking statements include information concerning the Company’s liquidity and its possible or assumed future results of operations, including descriptions of its business strategies. These statements often include words such as “believe,” “expect,” “project,” “potential,” “anticipate,” “intend,” “plan,”

“estimate,” “seek,” “will,” “may,” “would,” “should,” “could,” “forecasts” or similar expressions. These statements are based on certain assumptions that the Company has made in light of its experience in the industry as well as its perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate in these circumstances. The Company believes these judgments are reasonable, but you should understand that these statements are not guarantees of performance or results, and the Company’s actual results could differ materially from those expressed in the forward-looking statements due to a variety of important factors, both positive and negative, that may be revised or supplemented in subsequent reports on Forms 10-K, 10-Q and 8-K filed or furnished to the Securities and Exchange Commission ("SEC"). Among other items, such factors could include: any claims, investigations or proceedings arising as a result of the restatement in 2015 of the Company's previously issued financial results; the Company's ability to remediate the material weaknesses in its internal controls over financial reporting; levels of travel demand, particularly with respect to airline passenger traffic in the United States and in global markets; the effect of the Company's separation of its vehicle and equipment rental businesses, any failure by Herc Holdings Inc. to comply with the agreements entered into in connection with the separation and the Company's ability to obtain the expected benefits of the separation; significant changes in the competitive environment, including as a result of industry consolidation, and the effect of competition in the Company's markets on rental volume and pricing, including on the Company's pricing policies or use of incentives; increased vehicle costs due to declines in the value of the Company's non-program vehicles; occurrences that disrupt rental activity during the Company's peak periods; the Company's ability to purchase adequate supplies of competitively priced vehicles and risks relating to increases in the cost of the vehicles it purchases; the Company's ability to accurately estimate future levels of rental activity and adjust the number and mix of vehicles used in its rental operations accordingly; the Company's ability to maintain sufficient liquidity and the availability to it of additional or continued sources of financing for its revenue earning vehicles and to refinance its existing indebtedness; the Company's ability to adequately respond to changes in technology and customer demands; the Company's ability to maintain access to third-party distribution channels, including current or favorable prices, commission structures and transaction volumes; an increase in the Company's vehicle costs or disruption to its rental activity, particularly during its peak periods, due to safety recalls by the manufacturers of its vehicles; a major disruption in the Company's communication or centralized information networks; financial instability of the manufacturers of the Company's vehicles; any impact on the Company from the actions of its franchisees, dealers and independent contractors; the Company's ability to sustain operations during adverse economic cycles and unfavorable external events (including war, terrorist acts, natural disasters and epidemic disease); shortages of fuel and increases or volatility in fuel costs; the Company's ability to successfully integrate acquisitions and complete dispositions; the Company's ability to maintain favorable brand recognition; costs and risks associated with litigation and investigations; risks related to the Company's indebtedness, including its substantial amount of debt, its ability to incur substantially more debt, the fact that substantially all of its consolidated assets secure certain of its outstanding indebtedness and increases in interest rates or in its borrowing margins; the Company's ability to meet the financial and other covenants contained in its Senior Facilities, its outstanding unsecured Senior Notes and certain asset-backed and asset-based arrangements; changes in accounting principles, or their application or interpretation, and the Company's ability to make accurate estimates and the assumptions underlying the estimates, which could have an effect on operating results; risks associated with operating in many different countries, including the risk of a violation or alleged violation of applicable anticorruption or antibribery laws and our ability to repatriate cash from non-U.S. affiliates without adverse tax consequences; the Company's ability to successfully outsource a significant portion of its information technology services or other activities; the Company's ability to successfully implement its finance and information technology transformation programs; changes in the existing, or the adoption of new laws, regulations, policies or other activities of governments, agencies and similar organizations where such actions may affect the Company's operations, the cost thereof or applicable tax rates; changes to the Company's senior management team and the dependence of its business operations on its senior management team; the effect of tangible and intangible asset impairment charges; the Company's exposure to uninsured claims in excess of historical levels; fluctuations in interest rates and commodity prices; the Company's exposure to fluctuations in foreign currency exchange rates and other risks described from time to time in periodic and current reports that the Company files with the SEC.

Additional information concerning these and other factors can be found in the Company's filings with the SEC, including its recent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

You should not place undue reliance on forward-looking statements. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date made, and the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACTS:

Investor Relations:	Media:
Leslie Hunziker	Hertz Media Relations
(239) 301-6800	(844) 845-2180 (toll free)
investorrelations@hertz.com	mediarelations@hertz.com

FINANCIAL INFORMATION AND OPERATING DATA

On June 30, 2016, former Hertz Global Holdings, Inc. (for periods on or prior to June 30, 2016, “Old Hertz Holdings” and for periods after June 30, 2016, “Herc Holdings”) completed the previously announced separation of its existing vehicle rental and equipment rental businesses into two independent, publicly traded companies (the "Spin-Off"). The separation was structured as a reverse spin-off under which the vehicle rental business was contributed to the Company, the stock of which was then distributed as a dividend to stockholders of Old Hertz Holdings. While the Company was the legal spinnee in the separation, the Company is the accounting successor to the pre-spin-off business. As a result, the former equipment rental business and certain former parent entities of Old Hertz Holdings are presented as discontinued operations in the Company's financial information. Unless noted otherwise, information presented in the following tables and supplemental schedules pertain to Hertz Global's continuing operations.

SELECTED UNAUDITED CONSOLIDATED INCOME STATEMENT DATA

	Three Months Ended December 31,		As a Percentage of Total Revenues		Twelve Months Ended December 31,		As a Percentage of Total Revenues
(In millions, except per share data)	2016	2015	2016	2015	2016	2015	2016	2015
Total revenues	$2,009	$2,027	100%	100%	$8,803	$9,017	100%	100%
Expenses:
Direct vehicle and operating	1,154	1,217	57%	60%	4,932	5,055	56%	56%
Depreciation of revenue earning vehicles and lease charges, net	662	574	33%	28%	2,601	2,433	30%	27%
Selling, general and administrative	213	182	11%	9%	899	873	10%	10%
Interest expense, net:
Vehicle	68	65	3%	3%	280	253	3%	3%
Non-vehicle	75	86	4%	4%	344	346	4%	4%
Total interest expense, net	143	151	7%	7%	624	599	7%	7%
Goodwill and intangible asset impairments	292	40	15%	2%	292	40	3%	—%
Other (income) expense, net	11	(85)	1%	(4)%	(75)	(115)	(1)%	(1)%
Total expenses	2,475	2,079	123%	103%	9,273	8,885	105%	99%
Income (loss) from continuing operations before income taxes	(466)	(52)	(23)%	(3)%	(470)	132	(5)%	1%
Income tax (provision) benefit from continuing operations	28	15	1%	1%	(4)	(17)	—%	—%
Net income (loss) from continuing operations	(438)	(37)	(22)%	(2)%	(474)	115	(5)%	1%
Net income (loss) from discontinued operations	(2)	107	—%	5%	(17)	158	—%	2%
Net income (loss)	$(440)	$70	(22)%	3%	$(491)	$273	(6)%	3%
Weighted average number of shares outstanding:
Basic	83	87			84	90
Diluted	83	87			84	91
Earnings (loss) per share- basic and diluted:
Basic earnings (loss) per share from continuing operations	$(5.28)	$(0.43)			$(5.65)	$1.28
Basic earnings (loss) per share from discontinued operations	$(0.02)	$1.23			$(0.20)	$1.75
Basic earnings (loss) per share	$(5.30)	$0.80			$(5.85)	$3.03
Diluted earnings (loss) per share from continuing operations	$(5.28)	$(0.43)			$(5.65)	$1.26
Diluted earnings (loss) per share from discontinued operations	$(0.02)	$1.23			$(0.20)	$1.74
Diluted earnings (loss) per share	$(5.30)	$0.80			$(5.85)	$3.00
Adjusted pre-tax income (loss) (a)	$(93)	$(40)			$65	$325
Adjusted net income (loss)(a)	$(59)	$(25)			$41	$205
Adjusted diluted earnings (loss) per share(a)	$(0.71)	$(0.29)			$0.49	$2.25
Adjusted Corporate EBITDA (a)	$12	$94			$553	$858

(a)	Represents a non-GAAP measure, see the accompanying reconciliations included in Supplemental Schedule II.

(b)
The weighted average number of basic and diluted shares for the three months and year ended December 31, 2015 is presented as adjusted for the one-to-five distribution ratio as a result of the Spin-Off.

SELECTED UNAUDITED CONSOLIDATED BALANCE SHEET DATA

(In millions)	December 31, 2016	December 31, 2015
Cash and cash equivalents	$816	$474
Total restricted cash	278	333
Revenue earning vehicles, net:
U.S. Rental Car	7,716	7,600
International Rental Car	1,755	1,858
All Other Operations	1,347	1,288
Total revenue earning vehicles, net	10,818	10,746
Total assets	19,155	23,514
Total debt	13,541	15,770
Net vehicle debt (a)	9,447	9,561
Net non-vehicle debt (a)	3,116	5,519
Total equity	1,075	2,019

(a)	Represents a non-GAAP measure, see the accompanying reconciliation included in Supplemental Schedule IV.

SELECTED UNAUDITED CONSOLIDATED CASH FLOW DATA

	Twelve Months Ended December 31,
(In millions)	2016	2015
Cash from continuing operations provided by (used in):
Operating activities	$2,529	$2,776
Investing activities	(1,996)	(2,380)
Financing activities	(183)	(368)
Effect of exchange rate changes	(8)	(28)
Net change in cash and cash equivalents	$342	$—

Adjusted free cash flow (a)	$258	$713

(a)	Represents a non-GAAP measure, see the accompanying reconciliation included in the Supplemental Schedule III.

SELECTED UNAUDITED OPERATING DATA BY SEGMENT

	Three Months Ended December 31,		Percent Inc/(Dec)		Twelve Months Ended December 31,		Percent Inc/(Dec)
	2016	2015			2016	2015
U.S. RAC
Transaction days (in thousands)	34,056	33,630	1%		142,268	138,590	3%
Total RPD (a)	$41.02	$41.54	(1)%		$42.44	$44.95	(6)%
Total RPU (a)	$984	$1,011	(3)%		1,038	1,060	(2)%
Average vehicles	473,200	460,400	3%		484,800	489,800	(1)%
Vehicle utilization	78%	79%	(100)	bps	80%	78%	200	bps
Net depreciation per unit per month (a)	$321	$269	19%		$301	$267	13%
Program vehicles as a percentage of total average vehicles at period end	6%	17%	(1,100)	bps	6%	17%	(1,100)	bps
Adjusted pre-tax income (loss)(in millions) (a)	$(14)	$42	NM		$298	$551	(46)%

International RAC
Transaction days (in thousands)	10,880	10,748	1%		48,627	47,860	2%
Total RPD (a)(b)	$40.99	$43.26	(5)%		$42.86	$43.54	(2)%
Total RPU (a)(b)	$912	$974	(6)%		$1,002	$1,029	(3)%
Average vehicles	163,100	159,100	3%		173,400	168,700	3%
Vehicle utilization	73%	73%	0	bps	77%	78%	(100)	bps
Net depreciation per unit per month(a) (b)	$186	$184	1%		$187	$191	(2)%
Program vehicles as a percentage of total average vehicles at period end	31%	33%	(200)	bps	31%	33%	(200)	bps
Adjusted pre-tax income (loss)(in millions) (a)	$15	$11	36%		$194	$215	(10)%

All Other Operations
Average vehicles — Donlen	197,000	161,600	22%		174,900	164,100	7%
Adjusted pre-tax income (loss) (in millions) (a)	$19	$18	6%		$72	$68	6%

(a)	Represents a non-GAAP measure or key metric, see the accompanying reconciliations included in Supplemental Schedules II and V.

(b)	Based on December 31, 2015 foreign currency exchange rates.

Supplemental Schedule I
HERTZ GLOBAL HOLDINGS, INC.
CONDENSED STATEMENT OF OPERATIONS BY SEGMENT
Unaudited

	Three Months Ended December 31, 2016					Three Months Ended December 31, 2015
(In millions)	U.S. Rental Car	Int'l Rental Car	All Other Operations	Corporate	Hertz Global	U.S. Rental Car	Int'l Rental Car	All Other Operations	Corporate	Hertz Global
Total revenues:	$1,417	$441	$151	$—	$2,009	$1,413	$469	$145	$—	$2,027
Expenses:
Direct vehicle and operating	873	277	5	(1)	1,154	904	301	6	6	1,217
Depreciation of revenue earning vehicles and lease charges, net	456	89	117	—	662	371	89	114	—	574
Selling, general and administrative	90	48	10	65	213	86	53	8	35	182
Interest expense, net:
Vehicle	46	17	5	—	68	46	15	4	—	65
Non-vehicle	(16)	—	(2)	93	75	(6)	2	(1)	91	86
Total interest expense, net	30	17	3	93	143	40	17	3	91	151
Goodwill and intangible asset impairments	120	172	—	—	292	—	—	—	40	40
Other (income) expense, net	(1)	19	—	(7)	11	(2)	(3)	—	(80)	(85)
Total expenses	1,568	622	135	150	2,475	1,399	457	131	92	2,079
Income (loss) from continuing operations before income taxes	$(151)	$(181)	$16	$(150)	(466)	$14	$12	$14	$(92)	(52)
Income tax (provision) benefit from continuing operations					28					15
Net income (loss) from continuing operations					(438)					(37)
Net income (loss) from discontinued operations					(2)					107
Net income (loss)					$(440)					$70

Supplemental Schedule I (continued)
HERTZ GLOBAL HOLDINGS, INC.
CONDENSED STATEMENT OF OPERATIONS BY SEGMENT
Unaudited

	Twelve Months Ended December 31, 2016					Twelve Months Ended December 31, 2015
(In millions)	U.S. Rental Car	Int'l Rental Car	All Other Operations	Corporate	Hertz Global	U.S. Rental Car	Int'l Rental Car	All Other Operations	Corporate	Hertz Global
Total revenues:	$6,114	$2,097	$592	$—	$8,803	$6,286	$2,148	$583	$—	$9,017
Expenses:
Direct vehicle and operating	3,646	1,256	22	8	4,932	3,759	1,251	24	21	5,055
Depreciation of revenue earning vehicles and lease charges, net	1,753	389	459	—	2,601	1,572	398	463	—	2,433
Selling, general and administrative	397	215	40	247	899	374	237	31	231	873
Interest expense, net:
Vehicle	199	61	20	—	280	176	63	14	—	253
Non-vehicle	(45)	5	(6)	390	344	(11)	7	(4)	354	346
Total interest expense, net	154	66	14	390	624	165	70	10	354	599
Goodwill and intangible asset impairments	120	172	—	—	292	—	—	—	40	40
Other (income) expense, net	(12)	19	—	(82)	(75)	3	21	—	(139)	(115)
Total expenses	6,058	2,117	535	563	9,273	5,873	1,977	528	507	8,885
Income (loss) from continuing operations before income taxes	$56	$(20)	$57	$(563)	(470)	$413	$171	$55	$(507)	132
Income tax (provision) benefit from continuing operations					(4)					(17)
Net income (loss) from continuing operations					(474)					115
Net income (loss) from discontinued operations					(17)					158
Net income (loss)					$(491)					$273

Supplemental Schedule II
HERTZ GLOBAL HOLDINGS, INC.
RECONCILIATION OF INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES
TO GROSS EBITDA, CORPORATE EBITDA, ADJUSTED CORPORATE EBITDA, ADJUSTED PRE-TAX INCOME (LOSS)
AND ADJUSTED NET INCOME (LOSS)
Unaudited

	Three Months Ended December 31, 2016					Three Months Ended December 31, 2015
(In millions)	U.S. Rental Car	Int'l Rental car	All Other Operations	Corporate	Hertz Global(a)	U.S. Rental Car	Int'l Rental car	All Other Operations	Corporate	Hertz Global(a)
Income (loss) from continuing operations before income taxes	$(151)	$(181)	$16	$(150)	$(466)	$14	$12	$14	$(92)	$(52)
Depreciation and amortization	506	98	120	6	730	425	97	117	4	643
Interest, net of interest income	30	17	3	93	143	40	17	3	91	151
Gross EBITDA	$385	$(66)	$139	$(51)	$407	$479	$126	$134	$3	$742
Revenue earning vehicle depreciation and lease charges, net	(456)	(89)	(117)	—	(662)	(371)	(89)	(114)	—	(574)
Vehicle debt interest	(46)	(17)	(5)	—	(68)	(46)	(15)	(4)	—	(65)
Vehicle debt-related charges(b)	5	2	1	—	8	8	1	2	—	11
Loss on extinguishment of vehicle-related debt (c)	(1)	—	—	—	(1)	—	—	—	—	—
Corporate EBITDA	$(113)	$(170)	$18	$(51)	$(316)	$70	$23	$18	$3	$114
Non-cash stock-based employee compensation charges	—	—	—	(3)	(3)	—	3	—	—	3
Restructuring and restructuring related charges (d)	(1)	2	—	11	12	2	—	—	11	13
Sale of CAR, Inc. common stock(e)	—	—	—	(9)	(9)	—	—	—	(77)	(77)
Impairment charges and write-downs(f)	119	190	—	—	309	2	—	—	40	42
Finance and information technology transformation costs (g)	—	—	—	13	13	—	—	—	—	—
Miscellaneous, unusual or non-recurring items(h)	3	1	—	2	6	(2)	(3)	—	4	(1)
Adjusted Corporate EBITDA	$8	$23	$18	$(37)	$12	$72	$23	$18	$(19)	$94
Non-vehicle depreciation and amortization	(50)	(9)	(3)	(6)	(68)	(54)	(8)	(3)	(4)	(69)
Non-vehicle debt interest, net of interest income	16	—	2	(93)	(75)	6	(2)	1	(91)	(86)
Non-vehicle debt-related charges (b)	—	—	—	4	4	1	—	—	2	3
Loss on extinguishment of non-vehicle-related debt (c)	—	—	—	16	16	—	—	—	—	—
Non-cash stock-based employee compensation charges	—	—	—	3	3	—	(3)	—	—	(3)
Acquisition accounting (i)	12	1	2	—	15	17	1	2	1	21
Adjusted pre-tax income (loss)(j)	$(14)	$15	$19	$(113)	$(93)	$42	$11	$18	$(111)	$(40)
Income tax (provision) benefit on adjusted pre-tax income (loss)(k)					34					15
Adjusted net income (loss)					$(59)					$(25)
Weighted average number of diluted shares outstanding					83					87
Adjusted diluted earnings (loss) per share					$(0.71)					$(0.29)

Supplemental Schedule II (continued)
HERTZ GLOBAL HOLDINGS, INC
RECONCILIATION OF INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES
TO GROSS EBITDA, CORPORATE EBITDA, ADJUSTED CORPORATE EBITDA, ADJUSTED PRE-TAX INCOME (LOSS)
AND ADJUSTED NET INCOME (LOSS)
Unaudited

	Twelve Months Ended December 31, 2016					Twelve Months Ended December 31, 2015
(In millions)	U.S. Rental Car	Int'l Rental car	All Other Operations	Corporate	Hertz Global(a)	U.S. Rental Car	Int'l Rental car	All Other Operations	Corporate	Hertz Global(a)
Income (loss) from continuing operations before income taxes	$56	$(20)	$57	$(563)	$(470)	$413	$171	$55	$(507)	$132
Depreciation and amortization	1,951	422	470	23	2,866	1,781	435	473	18	2,707
Interest, net of interest income	154	66	14	390	624	165	70	10	354	599
Gross EBITDA	$2,161	$468	$541	$(150)	$3,020	$2,359	$676	$538	$(135)	$3,438
Revenue earning vehicle depreciation and lease charges, net	(1,753)	(389)	(459)	—	(2,601)	(1,572)	(398)	(463)	—	(2,433)
Vehicle debt interest	(199)	(61)	(20)	—	(280)	(176)	(63)	(14)	—	(253)
Vehicle debt-related charges(b)	17	8	3	—	28	30	7	5	—	42
Loss on extinguishment of vehicle-related debt (c)	6	—	—	—	6	—	—	—	—	—
Corporate EBITDA	$232	$26	$65	$(150)	$173	$641	$222	$66	$(135)	$794
Non-cash stock-based employee compensation charges	—	—	—	13	13	—	3	—	13	16
Restructuring and restructuring related charges (d)	16	9	3	25	53	16	9	—	59	84
Sale of CAR, Inc. common stock(e)	—	—	—	(84)	(84)	—	—	—	(133)	(133)
Impairment charges and write-downs(f)	149	190	1	—	340	17	—	—	40	57
Finance and information technology transformation costs (g)	11	—	—	42	53	—	—	—	—	—
Miscellaneous, unusual or non-recurring items(h)	(8)	3	—	10	5	1	21	—	18	40
Adjusted Corporate EBITDA	$400	$228	$69	$(144)	$553	$675	$255	$66	$(138)	$858
Non-vehicle depreciation and amortization	(198)	(33)	(11)	(23)	(265)	(209)	(37)	(10)	(18)	(274)
Non-vehicle debt interest, net of interest income	45	(5)	6	(390)	(344)	11	(7)	4	(354)	(346)
Non-vehicle debt-related charges (b)	—	—	—	20	20	2	—	—	14	16
Loss on extinguishment of non-vehicle-related debt (c)	—	—	—	49	49	—	—	—	—	—
Non-cash stock-based employee compensation charges	—	—	—	(13)	(13)	—	(3)	—	(13)	(16)
Acquisition accounting (i)	51	4	8	2	65	72	7	8	—	87
Adjusted pre-tax income (loss)(j)	$298	$194	$72	$(499)	$65	$551	$215	$68	$(509)	$325
Income tax (provision) benefit on adjusted pre-tax income (loss)(k)					(24)					(120)
Adjusted net income (loss)					$41					$205
Weighted average number of diluted shares outstanding					84					91
Adjusted diluted earnings (loss) per share					$0.49					$2.25

(a)	Excludes discontinued operations.

(b)	Represents debt-related charges relating to the normal amortization of deferred financing costs and debt discounts and premiums.

(c)
In 2016, primarily represents the second quarter 2016 write-off of deferred financing costs and debt discount of $20 million as a result of paying off the Senior Term Facility and various vehicle debt refinancings, an early redemption premium of $13 million and the write off of $7 million in deferred financing costs associated with the redemption of all of the 7.50% Senior Notes due October 2018 and certain vehicle debt refinancings during the third quarter 2016 and an early redemption premium of $14 million and the write off of deferred financing costs of $1 million primarily associated with the redemption of $800 million of the 6.75% Senior Notes due April 2019 during the fourth quarter 2016. There were no early extinguishments of debt in 2015.

(d)
Represents expenses incurred under restructuring actions as defined in U.S. GAAP. Also represents certain other charges such as incremental costs incurred directly supporting business transformation initiatives. Such costs include transition costs incurred in connection with business process outsourcing arrangements and incremental costs incurred to facilitate business process re-engineering initiatives that involve significant organization redesign and extensive operational process changes. Also includes consulting costs and legal fees related to the accounting review and investigation, primarily in 2015.

(e)	Represents the pre-tax gain on the sale of shares of CAR Inc. common stock.

(f)
In 2016, includes a third quarter impairment of $25 million of certain tangible assets used in the U.S. RAC segment in conjunction with a restructuring program. Also includes a $120 million impairment of the Dollar Thrifty tradename, a $172 million impairment of goodwill associated with the Company's vehicle rental operations in Europe, and a $18 million impairment of certain assets used in the Company's Brazil operations, all of which were recorded in the fourth quarter 2016. In 2015, includes first quarter impairments of the former Dollar Thrifty headquarters and a corporate asset, a third quarter impairment of a building in the U.S. RAC segment and a fourth quarter impairment in the amount of $40 million related to the tradename associated with the Company's former equipment rental business.

(g)
Represents external costs associated with the Company’s finance and information technology transformation programs, both of which are multi-year initiatives to upgrade and modernize the Company’s systems and processes.

(h)
Includes miscellaneous and non-recurring items including but not limited to acquisition charges, integration charges, and other non-cash items. For 2016, also includes a first quarter settlement gain of $9 million related to one of the Company's U.S. airport locations. For 2015, also includes a $23 million charge recorded in the third quarter in the Company's International RAC segment related to a French road tax matter.

(i)	Represents incremental expense associated with amortization of other intangible assets and depreciation of property and other equipment relating to acquisition accounting.

(j)	Adjustments by caption to arrive at adjusted pre-tax income (loss) are as follows:

	Three Months Ended December 31,		Twelve Months Ended December 31,
(In millions)	2016	2015	2016	2015
Direct vehicle and operating	$(15)	$(25)	$(98)	$(112)
Selling, general and administrative	(29)	(13)	(115)	(85)
Interest expense, net
Vehicle	(7)	(11)	(37)	(42)
Non-vehicle	(19)	(3)	(65)	(16)
Total interest expense, net	(26)	(14)	(102)	(58)
Other (income) expense, net	(303)	40	(220)	62
Total adjustments	$(373)	$(12)	$(535)	$(193)

(k)
Represents an income tax (provision) benefit derived utilizing a combined statutory rate of 37% applied to the adjusted income (loss) before income taxes to arrive at the adjusted income tax (provision) benefit.

Supplemental Schedule III
HERTZ GLOBAL HOLDINGS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURE - ADJUSTED FREE CASH FLOW
Unaudited

Reconciliation of Cash Flows From Operating Activities to Adjusted Free Cash Flow	Twelve Months Ended December 31,
(In millions)	2016	2015
Net cash provided by operating activities	$2,529	$2,776
Net change in restricted cash and cash equivalents, vehicle	53	221
Revenue earning vehicles expenditures	(10,957)	(11,386)
Proceeds from disposal of revenue earning vehicles	8,764	8,796
Capital asset expenditures, non-vehicle	(134)	(250)
Proceeds from disposal of property and other equipment	59	107
Proceeds from issuance of vehicle debt	9,692	7,528
Repayments of vehicle debt	(9,748)	(7,079)
Adjusted free cash flow	$258	$713

Supplemental Schedule IV
HERTZ GLOBAL HOLDINGS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURE - NET DEBT
Unaudited

	As of December 31, 2016			As of December 31, 2015
(In millions)	Vehicle	Non-Vehicle	Total	Vehicle	Non-Vehicle	Total
Debt as reported in the balance sheet	$9,646	$3,895	$13,541	$9,823	$5,947	$15,770
Add:
Debt issue costs deducted from debt obligations (a)	36	37	73	27	46	73
Less:
Cash and cash equivalents	—	816	816	—	474	474
Restricted cash	235	—	235	289	—	289
Net debt	$9,447	$3,116	$12,563	$9,561	$5,519	$15,080

(a)
Certain debt issue costs are required to be reported as a deduction from the carrying amount of the related debt obligation under GAAP. Management believes that eliminating the effects that these costs have on debt will more accurately reflect the Company's net debt position.

Supplemental Schedule V
HERTZ GLOBAL HOLDINGS, INC.
RECONCILIATION OF KEY METRICS
REVENUE, UTILIZATION AND DEPRECIATION
Unaudited

U.S. Rental Car

	Three Months Ended December 31,		Percent Inc/(Dec)		Twelve Months Ended December 31,		Percent Inc/(Dec)
($ in millions, except as noted)	2016	2015			2016	2015
Total RPD
Revenues	$1,417	$1,413			$6,114	$6,286
Ancillary retail vehicle sales revenue	(20)	(16)			(76)	(57)
Total rental revenue	$1,397	$1,397			$6,038	$6,229
Transaction days (in thousands)	34,056	33,630			142,268	138,590
Total RPD (in whole dollars)	$41.02	$41.54	(1)%		$42.44	$44.95	(6)%

Total Revenue Per Unit Per Month
Total rental revenue	$1,397	$1,397			$6,038	$6,229
Average vehicles	473,200	460,400			484,800	489,800
Total revenue per unit (in whole dollars)	$2,952	$3,034			$12,455	$12,717
Number of months in period	3	3			12	12
Total RPU (in whole dollars)	$984	$1,011	(3)%		$1,038	$1,060	(2)%

Vehicle Utilization
Transaction days (in thousands)	34,056	33,630			142,268	138,590
Average vehicles	473,200	460,400			484,800	489,800
Number of days in period	92	92			366	365
Available car days (in thousands)	43,534	42,357			177,437	178,777
Vehicle utilization(a)	78%	79%	(100)	bps	80%	78%	200	bps

Net Depreciation Per Unit Per Month
Depreciation of revenue earning vehicles and lease charges, net	$456	371			$1,753	$1,572
Average vehicles	473,200	460,400			484,800	489,800
Depreciation of revenue earning vehicles and lease charges, net divided by average vehicles (in whole dollars)	$964	$806			$3,616	$3,209
Number of months in period	3	3			12	12
Net depreciation per unit per month (in whole dollars)	$321	$269	19%		$301	$267	13%

(a)	Calculated as transaction days divided by available car days.

Supplemental Schedule V (continued)
HERTZ GLOBAL HOLDINGS, INC.
RECONCILIATION OF KEY METRICS
REVENUE, UTILIZATION AND DEPRECIATION
Unaudited

International Rental Car

	Three Months Ended December 31,		Percent Inc/(Dec)		Twelve Months Ended December 31,		Percent Inc/(Dec)
($ in millions, except as noted)	2016	2015			2016	2015
Total RPD
Revenues	$441	$469			$2,097	$2,148
Foreign currency adjustment (a)	5	(4)			(13)	(64)
Total rental revenue	$446	$465			$2,084	$2,084
Transaction days (in thousands)	10,880	10,748			48,627	47,860
Total RPD (in whole dollars)	$40.99	$43.26	(5)%		$42.86	$43.54	(2)%

Total Revenue Per Unit Per Month
Total rental revenue	$446	$465			$2,084	$2,084
Average vehicles	163,100	159,100			173,400	168,700
Total revenue per unit (in whole dollars)	$2,735	$2,923			$12,018	$12,353
Number of months in period	3	3			12	12
Total RPU (in whole dollars)	$912	$974	(6)%		$1,002	$1,029	(3)%

Vehicle Utilization
Transaction days (in thousands)	10,880	10,748			48,627	47,860
Average vehicles	163,100	159,100			173,400	168,700
Number of days in period	92	92			366	365
Available car days (in thousands)	15,005	14,637			63,464	61,576
Vehicle utilization(b)	73%	73%	0	bps	77%	78%	(100)	bps

Net Depreciation Per Unit Per Month
Depreciation of revenue earning vehicles and lease charges, net	$89	$89			$389	$398
Foreign currency adjustment (a)	2	(1)			—	(12)
Adjusted depreciation of revenue earning vehicles and lease charges, net	$91	$88			$389	$386
Average vehicles	163,100	159,100			173,400	168,700
Adjusted depreciation of revenue earning vehicles and lease charges, net divided by average vehicles (in whole dollars)	$558	$553			$2,243	$2,288
Number of months in period	3	3			12	12
Net depreciation per unit per month (in whole dollars)	$186	$184	1%		$187	$191	(2)%

(a)	Based on December 31, 2015 foreign currency exchange rates.

(b)	Calculated as transaction days divided by available car days.

Supplemental Schedule V (continued)
HERTZ GLOBAL HOLDINGS, INC.
RECONCILIATION OF KEY METRICS
REVENUE, UTILIZATION AND DEPRECIATION
Unaudited

Worldwide Rental Car

	Three Months Ended December 31,		Percent Inc/(Dec)		Twelve Months Ended December 31,		Percent Inc/(Dec)
($ in millions, except as noted)	2016	2015			2016	2015
Total RPD
Revenues	$1,858	$1,882			$8,211	$8,434
Ancillary retail vehicle sales revenue	(20)	(16)			(76)	(57)
Foreign currency adjustment (a)	5	(4)			(13)	(64)
Total rental revenue	$1,843	$1,862			$8,122	$8,313
Transaction days (in thousands)	44,936	44,378			190,895	186,450
Total RPD (in whole dollars)	$41.01	$41.96	(2)%		$42.55	$44.59	(5)%

Total Revenue Per Unit Per Month
Total rental revenue	$1,843	$1,862			$8,122	$8,313
Average vehicles	636,300	619,500			658,200	658,500
Total revenue per unit (in whole dollars)	$2,896	$3,006			$12,340	$12,624
Number of months in period	3	3			12	12
Total RPU (in whole dollars)	$965	$1,002	(4)%		$1,028	$1,052	(2)%

Vehicle Utilization
Transaction days (in thousands)	44,936	44,378			190,895	186,450
Average vehicles	636,300	619,500			658,200	658,500
Number of days in period	92	92			366	365
Available car days (in thousands)	58,540	56,994			240,901	240,353
Vehicle utilization(b)	77%	78%	(100)	bps	79%	78%	100	bps

Net Depreciation Per Unit Per Month
Depreciation of revenue earning vehicles and lease charges, net	$545	$460			$2,142	$1,970
Foreign currency adjustment (a)	2	(1)			—	(12)
Adjusted depreciation of revenue earning vehicles and lease charges, net	$547	$459			$2,142	$1,958
Average vehicles	636,300	619,500			658,200	658,500
Adjusted depreciation of revenue earning vehicles and lease charges, net divided by average vehicles (in whole dollars)	$860	$741			$3,254	$2,973
Number of months in period	3	3			12	12
Net depreciation per unit per month (in whole dollars)	$287	$247	16%		$271	$248	9%

Note: Worldwide Rental Car represents U.S. Rental Car and International Rental Car segment information on a combined basis and excludes the Company's All Other Operations segment, which is primarily comprised of the Company's Donlen leasing operations, and Corporate.
(a)Based on December 31, 2015 foreign currency exchange rates.
(b)Calculated as transaction days divided by available car days.

NON-GAAP MEASURES AND KEY METRICS - DEFINITIONS AND USE

Hertz Global is the top-level holding company and The Hertz Corporation is Hertz Global's primary operating company. The term “GAAP” refers to accounting principles generally accepted in the United States of America.

Definitions of non-GAAP measures are set forth below. Also set forth below is a summary of the reasons why management of the Company believes that the presentation of the non-GAAP financial measures included in the Earnings Release provide useful information regarding the Company's financial condition and results of operations and additional purposes, if any, for which management of the Company utilizes the non-GAAP measures.

Adjusted Pre-Tax Income (Loss) and Adjusted Pre-tax Margin

Adjusted pre-tax income (loss) is calculated as income (loss) from continuing operations before income taxes plus non-cash acquisition accounting charges, debt-related charges relating to the amortization and write-off of debt financing costs and debt discounts, goodwill, intangible and tangible asset impairments and write-downs and certain one-time charges and non-operational items. Adjusted pre-tax income (loss) is important because it allows management to assess operational performance of the Company's business, exclusive of the items mentioned above. It also allows management to assess the performance of the entire business on the same basis as the segment measure of profitability. Management believes it is important to investors for the same reasons it is important to management and because it allows them to assess the operational performance of the Company on the same basis that management uses internally. When evaluating the Company's operating performance, investors should not consider adjusted pre-tax income (loss) in isolation of, or as a substitute for, measures of the Company's financial performance, such as net income (loss) from continuing operations or income (loss) from continuing operations before income taxes. Adjusted pre-tax margin is adjusted pre-tax income (loss) divided by total revenues.

Adjusted Net Income (Loss) and Adjusted Net Income (Loss) Margin

Adjusted net income (loss) is calculated as adjusted pre-tax income (loss) less a provision for income taxes derived utilizing a combined statutory rate of 37%. The combined statutory rate is management's estimate of the Company's long-term tax rate. Adjusted net income (loss) is important to management and investors because it represents the Company's operational performance exclusive of the effects of purchase accounting, debt-related charges, one-time charges and items that are not operational in nature or comparable to those of the Company's competitors. Adjusted net income (loss) margin is adjusted net income divided by total revenues.

Adjusted Earnings (Loss) Per Diluted Share ("Adjusted EPS")

Adjusted earnings (loss) per diluted share is calculated as adjusted net income divided by the weighted average number of diluted shares outstanding for the period. Adjusted earnings (loss) per diluted share is important to management and investors because it represents a measure of the Company's operational performance exclusive of the effects of purchase accounting adjustments, debt-related charges, one-time charges and items that are not operational in nature or comparable to those of the Company's competitors.

Adjusted Free Cash Flow

Adjusted free cash flow is calculated as net cash provided by operating activities from continuing operations, including the change in restricted cash and cash equivalents related to vehicles, net revenue earning vehicle and capital asset expenditures and the net impact of vehicle financing activities. Previously, adjusted free cash flow was calculated as net cash provided by operating activities from continuing operations, excluding depreciation of revenue earning vehicles, net plus the amounts by segment of revenue earning vehicle expenditures, net of proceeds from disposals, plus vehicle depreciation and net vehicle financing which includes borrowings, repayments and the change in restricted cash associated with vehicles, and consolidated property and equipment expenditures, net of disposals. The previous calculation and the current calculation result in the same amount of adjusted free cash flows in each respective period. Management believes that the current calculation of adjusted free cash flow is simpler and better aligns to the Company's consolidated statements of cash flows.

Adjusted free cash flow is important to management and investors as it provides useful information about the amount of cash available for acquisitions and the reduction of non-vehicle debt. When evaluating the Company's liquidity, investors should not consider Adjusted free cash flow in isolation of, or as a substitute for, a measure of the Company's liquidity as determined in accordance with GAAP, such as net cash provided by operating activities.

Available Car Days

Available Car Days is calculated as average vehicles multiplied by the number of days in a period.

Average Vehicles

Average Vehicles, also known as "fleet capacity", is determined using a simple average of the number of vehicles in our fleet whether owned or leased by the Company at the beginning and end of a given period. Among other things, average vehicles is used to calculate Vehicle Utilization which represents the portion of the Company's vehicles that are being utilized to generate revenue.

Earnings Before Interest, Taxes, Depreciation and Amortization (“Gross EBITDA”), Corporate EBITDA, Adjusted Corporate EBITDA and Adjusted Corporate EBITDA Margin

Gross EBITDA is defined as net income from continuing operations before net interest expense, income taxes and depreciation (which includes lease charges on revenue earning vehicles) and amortization. Corporate EBITDA, as presented herein, represents Gross EBITDA as adjusted for vehicle debt interest, vehicle depreciation and vehicle debt-related charges. Adjusted Corporate EBITDA, as presented herein, represents Corporate EBITDA as adjusted for certain other items, as described in more detail in the accompanying schedules.

Management uses Gross EBITDA, Corporate EBITDA and Adjusted Corporate EBITDA as operating performance metrics for internal monitoring and planning purposes, including the preparation of the Company's annual operating budget and monthly operating reviews, as well as to facilitate analysis of investment decisions, profitability and performance trends. Further, Gross EBITDA enables management and investors to isolate the effects on profitability of operating metrics such as revenue, direct vehicle and operating expenses and selling, general and administrative expenses, which enables management and investors to evaluate the Company's business segments that are financed differently and have different depreciation characteristics and compare the Company's performance against companies with different capital structures and depreciation policies. We also present Adjusted Corporate EBITDA as a supplemental measure because such information is utilized in the determination of certain executive compensation.

Gross EBITDA, Corporate EBITDA, Adjusted Corporate EBITDA and Adjusted Corporate EBITDA Margin are not recognized measurements under U.S. GAAP. When evaluating the Company's operating performance, investors should not consider Gross EBITDA, Corporate EBITDA and Adjusted Corporate EBITDA in isolation of, or as a substitute for, measures of the Company's financial performance as determined in accordance with GAAP, such as net income (loss) from continuing operations or income (loss) from continuing operations before income taxes.

Adjusted Corporate EBITDA Margin is calculated as the ratio of Adjusted Corporate EBITDA to total revenues and is used by the Compensation Committee to determine certain executive compensation, primarily in the form of PSUs.

Net Non-Vehicle Debt

Net non-vehicle debt is calculated as non-vehicle debt as reported on the Company's balance sheet, excluding the impact of unamortized debt issue costs associated with non-vehicle debt, less cash and equivalents. Non-vehicle debt consists of the Company's Senior Term Loan, Senior RCF, Senior Notes, Promissory Notes and certain other non-vehicle indebtedness of its domestic and foreign subsidiaries. Net non-vehicle debt is important to management and investors as it helps measure the Company's leverage. Net non-vehicle debt also assists in the evaluation of the Company's ability to service its non-vehicle debt without reference to the expense associated with the vehicle debt, which is collateralized by assets not available to lenders under the non-vehicle debt facilities.

Net Vehicle Debt

Net vehicle debt is calculated as vehicle debt as reported on the Company's balance sheet, excluding the impact of unamortized debt issue costs associated with vehicle debt, less cash and equivalents and restricted cash associated with vehicles. This measure is important to management, investors and ratings agencies as it helps measure the Company's leverage with respect to its vehicle debt.

Net Depreciation Per Unit Per Month

Net depreciation per unit per month is calculated by dividing depreciation of revenue earning vehicles and lease charges, net by the average vehicles in each period and then dividing by the number of months in the period reported with all periods adjusted to eliminate the effect of fluctuations in foreign currency exchange rates. Management believes eliminating the effect of fluctuations in foreign currency exchange rates is appropriate so as not to affect the comparability of underlying trends. Net depreciation per unit per month represents the amount of average depreciation expense and lease charges, net per vehicle per month.

Restricted Cash Associated with Vehicle Debt (used in the calculation of Net Vehicle Debt)

Restricted cash associated with vehicle debt is restricted for the purchase of revenue earning vehicles and other specified uses under the Company's vehicle debt facilities and its vehicle rental like-kind exchange program.

Total Net Debt

Total net debt is calculated as total debt less total cash and cash equivalents and restricted cash associated with vehicle debt. This measure is important to management, investors and ratings agencies as it helps measure the Company's gross leverage.

Total RPD (also referred to as "pricing")

Total RPD is calculated as total revenue less ancillary revenue associated with retail vehicle sales, divided by the total number of transaction days, with all periods adjusted to eliminate the effect of fluctuations in foreign currency exchange rates. The Company's management believes eliminating the effect of fluctuations in foreign currency exchange rates is appropriate so as not to affect the comparability of underlying trends. This metric is important to the Company's management and investors as it represents a measurement of the changes in underlying pricing, in the vehicle rental business and encompasses the elements in vehicle rental pricing that management has the ability to control.

Total Revenue Per Unit Per Month ("Total RPU")

Total revenue per unit per month is calculated as total revenues less ancillary revenue associated with retail vehicle sales divided by the average vehicles in each period and then dividing by the number of months in the period reported with all periods adjusted to eliminate the effect of fluctuations in foreign currency exchange rates. Management believes eliminating the effect of fluctuations in foreign currency exchange rates is appropriate so as not to affect the comparability of underlying trends. This metric is important to the Company's management and investors as it provides a measure of revenue productivity relative to fleet capacity.

Transaction Days

Transaction days, also known as volume, represent the total number of 24-hour periods, with any partial period counted as one transaction day, that vehicles were on rent (the period between when a rental contract is opened and closed) in a given period. Thus, it is possible for a vehicle to attain more than one transaction day in a 24-hour period. Late in the third quarter of 2015, the Company fully integrated the Dollar Thrifty and Hertz counter systems and as a result aligned the transaction day calculation in the Hertz system.  As a result of this alignment, Hertz determined that there was an impact to the calculation. The Company estimates that transaction days for the U.S. Rental Car segment were increased by approximately 1% relative to historical calculations through the third quarter of 2016. This also impacts key metrics calculations that utilize transaction days, although to a lesser extent.

Vehicle Utilization

Vehicle utilization is calculated by dividing total transaction days by the available car days.